UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

Griffin Capital Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

3106065900

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On June 5, 2012, Griffin Capital Corporation, the sponsor of Griffin Capital Net Lease REIT, Inc. (the "Registrant") issued a press release regarding the acquisition of the GE Aviation Systems property described below in Item 8.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01. Other Events

As previously reported, on January 10, 2012, Griffin Capital Corporation, the Registrant's sponsor (the "Sponsor"), entered into a purchase and sale agreement (the "GE Aviation Systems Purchase Agreement") with an unaffiliated third party for the acquisition of a property located in Whippany, New Jersey (the "GE Aviation Systems property"). On May 9, 2012, the Sponsor assigned the GE Aviation Systems Purchase Agreement to a special purpose entity ("SPE") wholly-owned by the Sponsor, and on May 31, 2012, the Sponsor assigned all of the membership interests in the SPE to the Registrant. The Registrant closed on the acquisition of the GE Aviation Systems property on May 31, 2012. The GE Aviation Systems property is subject to a long-term net lease with GE Aviation Systems, LLC ("GE Aviation Systems"). The GE Aviation Systems lease is guaranteed pursuant to a guaranty (the "Guaranty") by General Electric Company, the parent of GE Aviation Systems.

The GE Aviation Systems property is an approximately 114,300 square foot assembly and manufacturing facility that is 100% leased to GE Aviation Systems through March 2018. The purchase price for the GE Aviation Systems property was $13.0 million, plus closing costs and acquisition fees. The purchase price and the acquisition expenses paid in connection with the acquisition were funded with a draw of approximately $6.0 million from the Registrant's existing mezzanine credit agreement with KeyBank National Association (the "Mezzanine Credit Agreement") and the assumption of approximately $6.9 million in existing mortgage debt related to the property (the "GE Mortgage Debt").

The draw of approximately $6.0 million in mezzanine debt will be governed by the Mezzanine Credit Agreement, the terms of which are summarized in the Registrant's prospectus dated April 26, 2012. Pursuant to a joinder agreement, the Registrant's operating partnership became a Borrower under the Mezzanine Credit Agreement.

The GE Mortgage Debt was originated in May 2006 by JPMorgan Chase Bank and is evidenced by a fixed rate note in the original principal amount of $7.5 million, which note is now held by U.S. Bank, National Association, as Trustee. The GE Mortgage Debt is secured by a first mortgage and security agreement on the Registrant's interest in the underlying GE Aviation Systems property, a fixture filing, and an assignment of leases, rents, income and profits. Pursuant to a guaranty agreement, the Registrant serves as guarantor of certain obligations under the loan documents.

The GE Mortgage Debt has a term of ten years, maturing on June 1, 2016. The GE Mortgage Debt bears a fixed interest rate of 5.98% per annum for the term of the loan, and provides for principal and interest payments due on the 1st day of each calendar month, based on a 30-year amortization schedule. If the Registrant defaults on the GE Mortgage Debt, for any reason, the lender may accelerate the entire balance then outstanding under the loan and impose certain late fees and/or default penalties. The Registrant paid one-half of the loan assumption fee, or approximately $17,300, upon assumption. The GE Mortgage Debt documents contain a number of customary representations, warranties, covenants and indemnities.

The Registrant's advisor earned $325,000 in acquisition fees, and is entitled to reimbursement of $65,000 in acquisition expenses in connection with the acquisition of the GE Aviation Systems property.

GE Aviation Systems is the largest producer of engines for commercial and military aircraft in the world. GE Aviation Systems designs, assembles and repairs mission critical airplane components, specifically wing and tail flap actuators, for every major aircraft manufacturer, including Airbus, Lockheed Martin and Boeing, along with the United States Department of Defense. GE Aviation Systems also manufactures global aerospace systems and equipment, including airborne platform computing systems, power generation and distribution products, mechanical actuation products and landing gear, plus various engine components for use in both military and commercial aircraft. GE Aviation Systems accounts for over 40% of the annual revenues for General Electric Company's Technology Infrastructure segment, which in turn is one of General Electric Company's most profitable divisions. The GE Aviation Systems property was constructed in 1986 and sits on an approximately 10.8-acre tract of land.

Whippany is located in Hanover Township, Morris County, New Jersey. Morris County is home to the headquarters or major operation facilities of approximately 50 of the nation's Fortune 500 companies. The GE Aviation Systems property is located approximately 25 miles northwest of Newark Liberty International Airport, at the junction of Interstates 80, 280, and 287, all major trucking transportation routes, providing excellent distribution accessibility on both a regional and local basis. The property is located approximately 25 miles west of Manhattan, with both LaGuardia Airport and John F. Kennedy International Airport located within 47 miles.

Under the GE Aviation Systems lease, as amended, GE Aviation Systems is responsible to provide all building services and pay all building and property expenses, including repairs and maintenance. The landlord is responsible for potential capital expenses related to the structural integrity of the roof, which was replaced in 2002 and is under warranty through 2012. A capital reserve allowance has been underwritten in the amount of $0.15 per square foot (or approximately $17,000 per year) to cover budgeted and unforeseen capital requirements of the GE Aviation Systems property, in addition to an existing initial funded reserve of $318,000 for full replacement of the roof during the term of the GE Aviation Systems lease. The initial term of the GE Aviation Systems lease was 10 years, which commenced in 1986. The term of the GE Aviation Systems lease has been extended three times, with the current lease term expiring on March 31, 2018. The rent schedule for the remainder of the term is as follows:

Month Commencing	Approximate annual stated rent	$/square foot
April 2013	$1,110,655.80	$9.72
April 2014	$1,138,079.40	$9.96
April 2015	$1,166,645.65	$10.21
April 2016	$1,196,354.55	$10.47
April 2017	$1,226,063.45	$10.73

The implied initial capitalization rate for the GE Aviation Systems property is approximately 8.23%. The estimated going-in capitalization rate is determined by dividing the projected net rental payment for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). Generally, pursuant to each lease, if the tenant is responsible for the payment of all property operating expenses, insurance and taxes, the net rental payment by the tenant to the landlord is equivalent to the base rental payment. The projected net rental payment includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.

The GE Aviation Systems lease contains an option by the tenant to extend the GE Aviation Systems lease for one five-year period.

The GC Net Lease REIT Property Management, LLC, an affiliate of the Registrant, will manage the GE Aviation Systems property and will be paid management fees in an amount of 3% of the gross monthly revenues collected from the GE Aviation Systems property.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release for GE Aviation Systems Property dated June 5, 2012

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Net Lease REIT, Inc.
Date: June 5, 2012	By:	/s/ Kevin A. Shields
Kevin A. Shields
Chief Executive Officer